UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): July 21, 2023

FOXO TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39783	85-1050265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

729 N. Washington Ave., Suite 600 Minneapolis, MN	55401
(Address of Principal Executive Offices)	(Zip Code)

(612) 562-9447

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001	FOXO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Layoffs and Liquidity

On July 21, 2023, FOXO Technologies Inc. (the “Company”) reduced its employee headcount via layoffs from 22 employees to 15 employees. Laid off employees will be paid through July 21, 2023 and will be eligible for unemployment benefits subject to local regulations. These layoffs will allow the Company to reduce its operating expenses while tailoring its strategic focus towards initiatives such as the Company’s recently announced Bioinformatics Services which offers epigenetic data processing and analysis.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 20, 2023, together with cost saving measures that the Company expects to implement, which include these layoffs, and the approximately $202,500 in net proceeds that the Company received from the first tranche of a two-tranche private placement (the “Private Placement”), the Company expects to be able to fund its operations through the end of July 2023, and the Company expects the anticipated $202,500 in net proceeds from the second tranche of the Private Placement to be sufficient to fund its operations through mid August 2023. The amounts of net proceeds in the foregoing sentence do not give effect to the payment of legal fees and other expenses related to the Private Placement. The closing of the second tranche is subject to the satisfaction of certain conditions set forth in the related transaction documents, including that a resale registration statement (the “Resale Registration Statement”) covering all of the shares of the Company’s Class A common stock, par value $0.0001 per share, issued and to be issued in the Private Placement is declared effective by the SEC.

In the event that the Company is unable to secure additional financing by mid August 2023, it will be unable to fund its operations and may be required to evaluate further alternatives, which could include further curtailing or suspending its operations, selling the Company, dissolving and liquidating its assets or seeking protection under the bankruptcy laws. A determination to file for bankruptcy could occur at a time that is earlier than when we would otherwise exhaust its cash resources.

Forward-Looking Statements

The information contained in this Current Report on Form 8-K and the exhibits attached hereto contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “intend,” “may,” “should,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors. With respect to the matters addressed in this Current Report on Form 8-K, those factors include, but are not limited to: whether the layoffs will allow the Company to reduce its operating expenses while tailoring its strategic focus; whether the closing conditions of the second tranche of the Private Placement will be satisfied, including whether the Resale Registration Statement will be declared effective by the SEC promptly, if at all; and the Company’s ability to timely obtain the net proceeds from the sale of the shares in the second tranche of the Private Placement as well as additional funding to continue its operations. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOXO Technologies Inc.

Date: July 21, 2023	By:	/s/ Tyler Danielson
		Name:	Tyler Danielson
		Title:	Interim Chief Executive Officer

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